STOCK EXCHANGEAGREEMENT

THIS STOCK EXCHANGEAGREEMENT, made and entered into as of August 25, 2008, by and among Integrated Freight Systems, Inc., a Florida corporation, (“IFSI”), Mark Morris (“Mr. Morris”) the sole stockholder of Morris Transportation, Inc., an Arkansas corporation, (“MTI”), and MTI for the purpose of its representations, warranties and deliverables set forth herein.

W I T N E S S E T H :

WHEREAS, IFSI is planning (a) to acquire one or more trucking companies and (b) to file a registration statement under the Securities Act of 1933 (“1933 Act) or the Securities Exchange Act of 1934 (“1934 Act”), for the purpose of becoming a “reporting company” and developing a public trading market for its common stock; and

WHEREAS, MTI is a trucking company with its headquarters office located in Hamburg, Arkansas; and

WHEREAS, IFSI desires to acquire MTI as a going concern by the means of an exchange of shares of IFSI’s common stock for all of MTI’s issued and outstanding equity securities (“MTI’s Securities”) and thereafter to operate MTI as a wholly owned subsidiary; and

WHEREAS, Mr. Morris desires to exchange all of MTI’s Securities that he owns for shares of IFSI’s common stock and for MTI to be acquired by IFSI, as contemplated by this Agreement; and

NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties respectively acknowledge, the parties agree, for purposes of consummating the transaction(s) contemplated herein, as follows:

ARTICLE I

PRELIMINARY MATTERS

Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the preamble are correct, and are, by this reference, incorporated herein and are made a part of this Agreement.

Section 1.02. Exhibits and Schedules. Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring such delivery) and Schedules (which are attachments setting forth information about a party identified therein or in the provision requiring such attachment) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.

Section 1.03. Use of words and phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words “herein,” “hereby,” “hereunder,” “hereof,” “herein before,” “hereinafter” and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word “and” shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

Page 1 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Section 1.04. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

Section 1.05. Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the day on which the event which starts the lapse or passage occurs as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term “month” shall mean a period of thirty days and the term “year” shall mean a period of 360 days, except that the terms “calendar month” and “calendar year” shall mean the actual calendar period indicated. If any day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.

Section 1.06. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

ARTICLE II

TERMS OF THE TRANSACTIONS

Section 2.01.          Stock exchange transaction. In accordance with the terms of this Agreement, on the Closing Date, IFSI shall issue to Mr. Morris shares of its common stock and Mr. Morris shall deliver to IFSI all of MTI’s Securities.

Section 2.02. Consideration. In exchange for MTI’s Securities, IFSI shall deliver to Mr. Morris, at Closing, (i) 2,500,000 shares of IFSI’s common stock (ii) a promissory note in the principal amount of $250,000 with the terms described in Section 2.03 (iii) installment payment of $750,000 as provided in Section 2.04.

Section 2.03. Terms of promissory note. The promissory note required by clause (ii) of Section 2.02 shall have a maturity date of one year after the Closing, an interest at a rate of eight percent per annum payable at maturity and shall be convertible in lieu of payment at maturity at the election of the registered holder into additional shares of IFSI’s common stock, the number of such shares determined by dividing the principal amount of and accrued interest on the note by $1; provided, that the principal amount of such note can be reduced based on performance of Net Operating Profits company remains intact, holds its own business wise, no cash put in by holding company for failing business and company remains profitable, otherwise note is reduced dollar for dollar.  It is not a negative if holding company board decides to put in additional funds to bring in new business.

                   Section 2.04 Installment payments based on performance.

(a) Within 90 days after the Closing, IFSI shall pay to Mr. Morris the sum of $750,000 in cash, provided that the date for payment of this amount shall be extended for a period not to exceed 60 days so long as IFSI is diligently pursuing refinancing of MTI’s equipment to MTI’s satisfaction. The $250,000 remaining balance shall be paid in a promissory note subject to performance of Net Operation Profits as described in Section 2.03.

Page 2 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Section 2.05. Federal income tax treatment. At or before the Closing Date, the parties shall agree on the value of each of the assets of MTI for federal income tax purposes and for GAAP purposes.

Section 2.06. Transaction costs. Each party shall pay all costs and expenses which it incurs in connection with this Agreement and the transactions contemplated hereby; except, IFSI shall pay all fees and reimbursable expenses which Mr. Morris may be obligated to pay to Cordovano and Honeck LLP, arising from its engagement as MTI’s auditor.

Section 2.07. Press releases. No party will issue a press release regarding the subject matter of this Agreement and the transaction contemplated hereby, either before or after closing, without the prior approval thereof by the other party and its counsel.

ARTICLE III

CLOSING OF THE TRANSACTION

Section 3.01. Location, date and time of the Closing. The Closing of the transaction contemplated by this Agreement shall take place on September ____, 2008, at 2:00 p.m. ("Closing Date”). The Closing shall take place at a location agreed to by the parties. The acts and deliveries which occur on the Closing Date for the purpose of consummating the transactions contemplated by this Agreement and the event itself is referred to herein as the “Closing”.

Section 3.02. Mr. Morris’s and MTI’s deliveries at the Closing. At the Closing, Mr. Morris and MTI will deliver to IFSI:

(a)	Certificate of good standing in MTI’s state of incorporation and all states in which it is required to qualify to do business;

(b)	Certificates representing all of MTI’s Securities;

(c)	Officers’ and Secretary’s and Certificates of MTI in the form set forth in Exhibits “A” and “B”, respectively;

(d)	A resignation from any member of MTI’s board of directors, other than Mr. Morris;

(e)	Action by MTI’s board of directors electing Paul A. Henley as a director of MTI.

(f)

A document reflecting the mutual amendment of Mr. Morris’s employment agreement with MTI to reflect terms of employment negotiated pursuant to this Agreement and the letter of intent between the parties dated July 1, 2008.

(g)	A non-competition and confidentiality agreement executed by Mr. Morris in favor of IFSI in the form of Exhibit E.

(h)	The original of MTI’s corporate minute book and related documents.

Section 3.03. IFSI’s and Mr. Henley’s deliveries at the Closing. At the Closing, IFSI will deliver to Mr. Morris

(a)

a certificate(s) representing 2,500,000 shares of IFSI’s common stock, as provided in Section 2.02, registered in the name of Mr. Morris, or at his election jointly with his spouse, provided the election together with the name and social security number of his spouse or any other designee that Mr. Morris shall designate is delivered to IFSI not less than five business days prior to the Closing; and

Page 3 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

(b)	Action by IFSI’s board of directors electing Mr. Morris as a director of IFSI;

(c)	Officers’ and Secretary’s Certificates of IFSI in the form set forth in Exhibits “A” and “B”, respectively; and

(d)	An Employment Agreement in the form set forth in Exhibit “F”.

Section 3.04. Closing Memorandum and receipts. As evidence that all parties deem the Closing to have been completed and the transactions contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a Closing Memorandum, in the form of Exhibit “C”, acknowledging such completion and consummation.

Section 3.06. Waiver of conditions. Notwithstanding Section 12.03, any condition to the Closing which is to the benefit of any party and which is not satisfied prior to or at the Closing, excluding nevertheless any provision of this Agreement which by its terms is to be performed in the future, will be deemed to be waived by the benefited party or otherwise satisfied and waived by virtue of that party executing the Closing Memorandum, except to the extent any such unsatisfied or unperformed condition is expressly preserved by listing it in the Closing Memorandum for satisfaction or performance after the Closing.

Section 3.07. Further assurances. At any time and from time to time after the Closing, at the reasonable request of any party and without further consideration, any other party(ies) shall execute and deliver such other instruments and documents reasonably desirable or necessary to complete and confirm the transactions contemplated by this Agreement.

Section 3.08. Conditions precedent to IFSI’s obligation to Close. All obligations of IFSI hereunder are subject, at the option of IFSI, to the fulfillment of each of the following conditions at or prior to the Closing, and MTI shall exert commercially reasonable efforts to cause each such conditions to be so fulfilled:

(a) All representations and warranties of MTI and of Mr. Morris contained herein and in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again and given at and as of the date of the Closing of the transaction contemplated by this Agreement, and shall then be true and correct in all material respects, except for changes in the ordinary course of business after the date hereof in conformity with the representations, covenants and agreements contained herein.

(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by MTI and of Mr. Morris at or before the Closing shall have been duly and properly performed in all material respects to IFSI’s reasonable satisfaction.

(c) Since the date of this Agreement there shall not have occurred any Material Adverse Effect. The term “Material Adverse Effect” shall mean any material adverse change in MTI or its operating or financial condition, prospects (financial or otherwise), business, properties or assets of MTI.

Page 4 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

(d) All documents required to be delivered to IFSI at or prior to the Closing shall have been so delivered.

(e) The transaction contemplated by this Agreement shall have been approved in writing by MTI’s board of directors.

(f) MTI shall have not suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on its business and operations.

(g) IFSI shall have received a certificate of good standing for MTI and each subsidiary issued by the secretary of state of its state of organization and of each state in which it and its subsidiary is qualified or required to be qualified to do business as a foreign corporation.

(i) IFSI shall have received financial statements of MTI for December 31, 2006 and 2007 and for each of the interim quarterly periods ended subsequent thereto prepared in accordance with generally accepted accounting principles, which interim quarterly period shall not show any materially adverse results of operation when compared to 2007, the financial condition and performance of MTI disclosed in such financial statements being to the reasonable satisfaction of IFSI in relation to financial statements delivered prior to execution and delivery of this Agreement.

Section 3.09. Conditions precedent to the MTI obligation to Close. All obligations of MTI at the Closing are subject, at the option of MTI, to the fulfillment of each of the following conditions at or prior to the Closing, and IFSI shall exert commercially reasonable efforts to cause each such conditions to be so fulfilled.

(a) All representations and warranties of IFSI contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by IFSI at or before the Closing shall have been duly and properly performed in all material respects to MTI and Mr. Morris’s reasonable satisfaction.

(c) All documents required to be delivered to MTI at or prior to the Closing shall have been so delivered.

(d) The transaction contemplated by this Agreement shall have been approved in writing by IFSI’s board of directors.

(e) MTI shall have received a certificate of good standing for IFSI issued by the secretary of state of its state of organization and of each state in which it is qualified or required to be qualified to do business as a foreign corporation.

(f) MTI shall have received audited financial statements of IFSI that will be complete and available coincidentally with the MTI audit and will be for the same period, ending with the quarter preceding the Closing. The audits are to be available prior to funding.

                   (g) MTI shall have received a listing of IFSI’s shareholders and/or investors.

Page 5 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 4.01. Representations and warranties of MTI and Mr. Morris. Each of MTI (as used in the following representations and warranties with respect to status or condition, “MTI” includes every subsidiary of MTI, all of which are identified in Schedule A) and Mr. Morris represent and warrant, jointly and severally, to IFSI, as follows:

(a) MTI is a duly organized and an existing entity in good standing under the laws of its state of incorporation and has full corporate power to execute, deliver and perform this Agreement.

(b) MTI is qualified to do business and in good standing in each state and jurisdiction in which the nature of its activities and ownership of property require it to be qualified as a foreign corporation.

(c) All licenses required for the conduct of MTI’s businesses in intra and interstate commerce are in full force and effect, all such licenses being transferable in the event the transactions contemplated pursuant to this Agreement are deemed to be a transfer under applicable statutes and regulations; and, there is no proceeding of any nature pending or, to the best knowledge of MTI and Morris, threatened which if determined adversely to MTI would result in a revocation, cancellation of or material limitation or restriction on MTI and the conduct of its or any subsidiary’s business as it is presently conducted.

(d) This Agreement has been duly and validly authorized, executed and delivered by MTI and constitutes the legal, valid and binding obligation of MTI enforceable against it, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting stockholders and creditors rights generally and to general equitable principles.

(e) To the best knowledge of MTI and Morris, the execution of this Agreement and consummation of the transactions contemplated hereby does not conflict with and will not result in any adverse consequences to or material breach of any agreement (financing or otherwise), mortgage, instrument, judgment, decree, law or governmental regulation, license, permit or authorization by MTI or in the loss, forfeiture or waiver of any rights, license, authorization or franchise owned by MTI, from which MTI benefits or which is desirable in the conduct of MTI’s business.

(f) To the best knowledge of MTI and Morris, except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America or any state or subdivision thereof or any self-regulatory body to which MTI is subject is required in connection with the execution and delivery of this Agreement by MTI and the consummation of the transactions contemplated hereby.

(g) The information MTI has delivered to IFSI relating to MTI was, to the best knowledge of MTI and Morris, on the date reflected in each such item of information accurate in all material respects and, to the best knowledge of MTI and Morris, such information at the date hereof taken as a whole provides full and fair disclosure of all material information relating to MTI and does not, to the best knowledge of MTI and Morris,omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Page 6 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

(h) MTI has conducted its business in the ordinary course for the last three years or since inception, whichever is less.

(i) Neither MTI nor any employee, to MTI best knowledge, has since inception given or agreed to give any gift or similar benefit valued at more than $20 annually to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder MTI’s business, or a gift or similar benefit in any amount or value which might subject MTI to damage or penalty in civil, criminal or governmental litigation or proceedings.

(j) MTI’s financial statements delivered to IFSI have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, fairly present the financial condition of MTI in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities. MTI’s financial records are maintained in accordance with good business practice.

(k)MTI has good, marketable and insurable title to all of its properties and assets, including intangible assets, if any, which it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the balance sheet, both tangible and intangible None of the properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the notes to MTI’s financial statements as securing specific liabilities or subject to specific capital leases and have arisen only in the ordinary course of business. All of the properties and assets owned, leased or used by MTI are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for MTI’s current operations and are directly related to MTI’s business.

(l) All of the material contracts, agreements, leases, licenses and commitments of MTI (other than those which have been fully performed), copies of all of which have been delivered to IFSI, are valid and binding, enforceable in accordance with their respective terms, in full force and effect and there is not there under with respect to any party thereto any existing default or event, which after the giving of notice or lapse of time or both, would constitute a default or result in a right to accelerate or loss of rights and none of such contracts, agreements, leases, licenses and commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to MTI’s business, properties, assets, earnings or prospects, either before or after the Closing, or which would result in any material loss to or liability of MTI.

(m) There is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree, judgment or judgment in progress, pending or in effect or to MTI’s knowledge threatened, against or relating to MTI, its directors, officers or employees with respect to MTI or its business or for which MTI may have an indemnity obligation, it properties, assets or business or the transaction contemplated by this Agreement and MTI does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination.

Page 7 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

(n) All taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees’ income withholding and social security taxes, including employer’s contribution, other than those for which a return or deposit is not yet due and have been disclosed to IFSI, imposed by the United States or any state, municipality, subdivision, authority, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by MTI with respect to employees’ withholding and social security taxes have been made. MTI is not and has no reason to believe that it will be the subject of an audit by any taxing authority. There is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by MTI for the extension of time for the assessment of any tax and MTI is not a “consenting corporation” within the meaning of Section 341(f)(1) of the Tax Code.

(o) MTI does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which MTI is obligated or required to make contributions.

(p) None of MTI’s employees are represented by a collective bargaining agent or subject to a collective bargaining agreement and MTI considers its relations with its employees as a whole to be good. MTI has disclosed to IFSI all employee salary, compensation and benefit agreements and no employee, other than Morris, has a written employment agreement.

(q) No person has guaranteed any obligation of MTI, and MTI has not guaranteed the obligation of any other person.

(r) MTI and its management have no reason to believe or expect and do not believe or expect that any event or events will occur which will result in MTI producing results of operations which are materially different from MTI’s recent operations.

(s) Mr. Morris will have operational control through a proxy or other mechanism, to operate MTI in all daily operations as an ongoing concern with authority to carry out those duties, barring interference with IFSI’s overall objectives.

Section 4.02. IFSI’s representations and warranties. IFSI represents and warrants to IFSI that:

(a) IFSI is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation and has full corporate power to execute and deliver this Agreement.

(b) This Agreement has been duly and validly authorized, executed and delivered by IFSI and constitutes the legal, valid and binding obligation of IFSI, enforceable against IFSI in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.

(c) Except for such actions as may have already been taken, no further action by or before any governmental body or authority of the United States of America or any state thereof is required in connection with the execution and delivery of this Agreement by IFSI and the consummation of the transactions contemplated hereby.

Page 8 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

(d) The information IFSI have delivered to MTI was on the date reflected in each such item of information accurate in all material respects and such information at the date hereof as a whole did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The information and financial statements IFSI has provided to Morris, on the date reflected in each element of information and financial statements, are accurate in all material respects and, to the knowledge of IFSI, such information at the date hereof taken as a whole provides, to the best knowledge of IFSI, full and fair disclosure of all material information relating to MTI and does not, to the knowledge of IFSIomit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.03. Nature and survival of representation and warranties; Remedies. All statements of fact contained in this Agreement, any certificate delivered pursuant to this Agreement, or any letter, document or other instrument delivered by or on behalf of MTI or of IFSI, and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by MTI or by IFSI, respectively, as the case may be, to each other under this Agreement. For purposes of this Section 4.03 and Section 11.01 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant. All representations and warranties of the parties shall survive the Closing; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after the one year from the date hereof, and neither IFSI, or MTI shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the expiration of such one year period, serve written notice on a Defendant, with a copy to the Defendant’s counsel, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts) the Claimant may have suffered as a result of such breach.

ARTICLE V

COVENANTS OF THE PARTIES

  Section 5.01. Conduct of business prior to Closing.

(a) From the date hereof to the Closing, MTI will conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall endeavor to maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, it will use its best efforts (i) to preserve its business and organization intact, (ii) to keep available to IFSI the services of MTI’s present employees, agents and independent contractors, (iii) to preserve for the benefit of IFSI the goodwill of suppliers, customers, distributors, landlords and others having business relations with it, and (iv) to cooperate and use reasonable efforts to obtain the consent of any landlord or other party to any lease or contract with MTI where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

Page 9 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

(b) From the date hereof to the Closing, MTI shall not outside the ordinary course of business (i) dispose of any material assets, (ii) engage in any extraordinary transactions without IFSI’s prior approval, including but not limited to, directly or indirectly, soliciting, entertaining, encouraging inquiries or proposals or entering into negotiation or agreement with any third party for sale of assets by MTI, sale of its equity securities or merger, consolidation or combination with any company, (iii) grant any salary or compensation increase to any employee, or (iv) make any commitment for capital expenditures, other than as disclosed to IFSI and approved by it.

(c) IFSI shall open its corporate records and financial books to MTI for its or its agents and representatives review.

Section 5.02. Notice of changes in information. Each party shall give the other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in Article IV, or elsewhere in this Agreement, or the exhibits and schedules referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.

Section 5.03. Notice of extraordinary changes. MTI shall advise IFSI with respect to any of the following events outside of ordinary course of business and which are materially adverse: (i) the entering into and cancellation or breach of contracts, agreements, licenses, commitments or other understandings or arrangements to which MTI is a party, (ii) any changes in purchasing, pricing or selling policy, or, any changes in its sales, business or employee relations in general, and (iii) the filing or commencement of any litigation or governmental or agency proceedings against MTI.

Section 5.04. Action to preserve MTI’s business and assets. Notwithstanding anything contained in this Agreement to the contrary, MTI will not take or fail to take any action that in MTI’s reasonable business judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against MTI, or is likely to result in losses, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by MTI of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by IFSI).

Section 5.05. Access to information and documents. Upon reasonable notice and during regular business hours, MTI will give to IFSI, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as IFSI may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing. MTI will afford IFSI an opportunity to ask questions and receive answers thereto in furtherance of its duly diligent examination of MTI. Any such furnishing of such information or any investigation shall not affect that party’s right to rely on the other party’s representations and warranties made in this Agreement or in connection herewith or pursuant hereto, except to the extent that written disclosure of information at a variance or in conflict with any such representation or warranty is made and provides specific notice of such variance or conflict.

Page 10 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Upon reasonable notice and during regular business hours, IFSI will give to MTI, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as MTI may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing. IFSI will afford MTI an opportunity to ask questions and receive answers thereto in furtherance of its duly diligent examination of IFSI. Any such furnishing of such information or any investigation shall not affect that party’s right to rely on the other party’s representations and warranties made in this Agreement or in connection herewith or pursuant hereto, except to the extent that written disclosure of information at a variance or in conflict with any such representation or warranty is made and provides specific notice of such variance or conflict.

Section 5.06. Confidential treatment of information. The provisions of Exhibit “D” shall be binding upon the parties.

Section 5.07. Cooperation by the parties. Each party hereto shall cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. MTI shall cooperate with IFSI, and its independent public accountant, the cost of which shall be the responsibility of IFSI, with respect to an audit of MTI’s financial statements and review of interim, stub period financial statements required to enable IFSI to file a registration statement pursuant to the 1933 Act or the 1934 Act. This covenant shall survive the Closing.

                 Section 5.08. Conduct of MTI’s business after Closing.

(a) The parties acknowledge that it is IFSI’s intent to cause MTI to refinance all of its equipment following the closing, subject to terms and conditions of such refinancing acceptable to IFSI, for the purpose of eliminating personal guaranties and to improve MTI’s working capital.

(b) MTI will be operated as a wholly owned subsidiary of IFSI, and as a separate corporation, and shall not be merged into IFSI or any other subsidiary of IFSI at least until IFSI has paid the additional consideration provided in Section 2.03.

(c) In the event IFSI fails (i) to either pay the sum of $750,000 as provided in Section 2.03(a) or refinance MTI’s equipment within 90 days of Closing with a 60 day extension as provided in Section 2.04 or (ii) to established a public trading market for its common stock within 180 days following funding, provided that the number of days shall be extended for a period not to exceed 60 days so long as IFSI is diligently pursuing establishing a public trading market for IFSI stock, Mr. Morris may elect, by written notice given to IFSI within ten days after either such failure, to return to IFSI the IFSI common stock he received pursuant to Section 2.02 and any cash consideration received pursuant to Section 2.03, without interest, offset or deduction, and IFSI will, upon such election, return MTI’s Securities to Mr. Morris.

Page 11 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

ARTICLE VII

FEDERAL INCOME TAX MATTERS

Section 7.01. Federal income tax treatment. Each party shall be responsible for obtaining his, her or its own tax advice with respect to and understanding the federal income tax consequences of the transactions and the federal income tax consequences thereof contemplated by this Agreement and waives any reliance with respect thereto on any other party. Mr. Morris understands the transaction will be taxable to him to the extent of “boot”.

ARTICLE VIII

SECURITIES LAW MATTERS AND STATUS OF SHARES

Section 8.01. Unregistered shares. IFSI’s common stock delivered to Mr. Morris is not being registered under the 1933 Act and the securities laws of Arkansas or any other state of jurisdiction, and the shares are not transferable, except as permitted under various exemptions contained in the 1933 Act and applicable state securities law. The provisions contained in the following sections are intended to ensure compliance with the 1933 Act and applicable state securities law.

Section 8.02. No transfers in violation of 1933 Act. Mr. Morris will agree at Closing not to offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of IFSI’s shares, except after full compliance with all of the applicable provisions of and regulations under the 1933 Act and applicable state securities law.

Section 8.03. Investment intent. Mr. Morris will represent and warrant to and covenant with IFSI that he is acquiring IFSI’s shares for his own account for investment and not with a view to resale or other distribution; that he currently has no intention of selling, assigning, transferring, pledging, hypothecating or otherwise disposing of all or any part thereof at any particular time, for any particular price, or on the happening of any particular event or circumstance; and he will acknowledge that he understands IFSI is relying on the truth and accuracy of his covenants, warranties and representations in issuing IFSI’s shares without first registering them under the 1933 Act.

Section 8.04. Investment legend on certificates. Mr. Morris will further agree that the certificates evidencing IFSI’s shares shall contain the following legend or a legend of similar import:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND IS A “RESTRICTED SECURITY” AS DEFINED UNDER SAID ACT. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT BY BONA FIDE GIFT OR INHERITANCE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Page 12 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

ARTICLE IX

TERMINATION PRIOR TO CLOSING

Section 9.01. Termination for default. IFSI may, by notice to MTI and Morris given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by MTI in the observance or in the due and timely performance of any of any material covenants and agreements contained in this Agreement, made by MTI pursuant to or imposed upon it in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.

MTI may, by notice to IFSI given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by IFSI in the observance or in the due and timely performance of any of any material covenants and agreements contained in this Agreement, made by IFSI pursuant to or imposed upon it in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.

Section 9.02. Termination for failure to Close. If the Closing does not occur on or before the date provided in Section 3.01, any party, if that party is not then in default in the observance or in the due or timely performance of any covenants and conditions under this Agreement, may at any time terminate this Agreement by giving written notice to the other parties; provided, that the parties may extend the Closing date in writing.

Section 9.03. Termination for loss of bargain. IFSI may, at its option, terminate this Agreement prior to the Closing if (i) in completion of its due diligence examination of MTI, it discovers the existence of a material, adverse variance from its due diligence examination prior to the date of this Agreement, or (ii) the business or assets of MTI have suffered any material damage, destruction or loss (whether or not covered by insurance), or (iii) MTI is prevented by order of court or administrative action from consummating the transactions contemplated by this Agreement, whether or not MTI has exhausted its appeals.

MTI may, at its option, terminate this Agreement prior to the Closing if (i) in completion of its due diligence examination of IFSI, it discovers the existence of a material, adverse variance from its due diligence examination prior to the date of this Agreement, or (ii) the business or assets of IFSI have suffered any material damage, destruction or loss (whether or not covered by insurance), or (iii) IFSI is prevented by order of court or administrative action from consummating the transactions contemplated by this Agreement, whether or not IFSI has exhausted its appeals.

ARTICLE X

NOTICES

Section 10.01. Procedure for giving notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.

Page 13 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Section 10.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:

As to MTI and Mr. Morris:	Mark Morris, President

Morris Transportation, Inc.

728 Highway 52 West

Hamburg, AR 71646

Copy to:	Gary J. Barrett, Esq.
Hancock, Lane & Barrett, PLLC
610 E. 6th St.
Little Rock, AR 72202

As to IFSI:	Paul A. Henley, President

Integrated Freight Systems, Inc.

Suite 192

1767 Lakewood Ranch Boulevard

Bradenton, FL 34211

Copy to:	Jackson L. Morris, Esq.

3116 West North A Street

Tampa, Florida 33609-1544

Section 10.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 10.01.

ARTICLE XI

LEGAL AND OTHER COSTS

Section 11.01. Party entitled to recover. In the event that any party (the “Defaulting Party”) defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the “Non-Defaulting Party”) seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys’ fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

Section 11.02. Interest. In the event the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party’s default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1.5% per month during the period between the date such payment should have been made hereunder and the date of the actual payments thereof.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Effective date. The effective date of this Agreement shall for all purposes be the date set forth in first paragraph hereof notwithstanding a later actual date of execution by any individual party.

Page 14 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Section 12.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.

Section 12.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Section 12.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

Section 12.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the other party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

Section 12.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

Section 12.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

Section 12.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

Section 12.09. Survival of representations and warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party, subject to the provisions of Section 4.03.

Page 15 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Section 12.10. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, which seeks injunctive relief shall be brought and enforced in the courts of the State of Arkansas in and for Ashley County, Arkansas, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

Section 12.11. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Arkansas applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

[Testimonium on following page.]

Page 16 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

            IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

[Corporate Seal]	Integrated Freight Systems, Inc.

Attest:	By: /s/ Paul A. Henley
Paul A. Henley, President

/s/ Jackson L. Morris, Secretary

[Corporate Seal]	Morris Transportation, Inc.

Attest:	By: /s/ Mark Morris
Mark Morris, President

_______________, Secretary

/s/ Mark Morris

Mark Morris

Page 17 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

EXHIBIT “A”

OFFICERS’ CERTIFICATE

Pursuant to Section 3.0__ of the Stock Exchange Agreement identified within

The undersigned, ____________, President, and __________, Treasurer, of ________________, a ___________ corporation (the “Corporation”), hereby each certifies that he is familiar with the Stock Exchange Agreement, dated ________________, (the “Agreement”), between the Corporation and ____________ and, to the best of his knowledge, based on reasonable investigation:

(a) All representations and warranties of the _____________ (as defined in the Agreement) contained in the Agreement, and in all Exhibits and Schedules attached thereto containing information delivered by ___________, were true and correct in all material respects when made and when deemed to have been made and are true and correct at the date hereof, except for changes in the ordinary course of business between the date of the Agreement, in conformity with the covenants and agreements contained in the Agreement.

(b) All covenants, agreements and obligations required by the terms of the Agreement to be performed by _______________ at or before the Closing have been duly and properly performed in all material respects.

(c) Since the date of the Agreement there have not occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets of the ____________________.

IN WITNESS WHEREOF, each of the undersigned has executed this certificate this ________________, .

_______________, President

_______________, Treasurer

Page 18 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

EXHIBIT “B”

SECRETARY’S CERTIFICATE

Pursuant to Section 3.0__ of the Stock Exchange Agreement identified within.

I, ___________, the duly elected, qualified and acting Secretary of _________________, a corporation duly organized, existing and in good standing under the laws of ____________, (the “Corporation”) do hereby certify that:

(i) The following is a true and complete copy of Resolution of the Board of Directors of the Corporation taken and adopted on ________________, , approving the Stock Exchange Agreement dated ________________, , by and among the Corporation and _____________, and that said Resolution has not been rescinded, revoked or modified and is in full force and effect at the date hereof:

(ii) The persons whose names, titles and signatures appear below are each the duly elected, qualified and acting officers of the Corporation, hold on the date hereof the offices set forth opposite their respective names and the signatures appearing opposite said names are the genuine signatures of said persons:

Name	Title	Signature
________________	President	___________________________
________________	Secretary	___________________________
________________	Treasurer	___________________________
(iii) I am authorized by the Corporation to make the within certifications.

IN WITNESS WHEREOF, I have executed this Certificate on ________________, .

(CORPORATE SEAL)

_________________, Secretary

I, ______________, President of _______________, a __________ corporation, hereby certify that ______________ is duly elected, qualified and acting Secretary of ______________ and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have executed this Certificate on ________________, .

__________________, President

Page 19 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Exhibit “C”

CLOSING MEMORANDUM

The undersigned parties to that certain Stock Exchange Agreement dated ________________, , (“Agreement”) do hereby certify one to the other that;

1. The Closing of the Agreement was completed, as contemplated by the Agreement, on ________________, at ____ o’clock __.m.

2. All conditions to each of the parties Closing the Agreement have been satisfied and, to the extent not specifically satisfied, have been waived by the party entitled to waive the conditions; except, the following conditions, if any, are waived only for the purpose of Closing of the transaction contemplated by the Agreement, and are required to be satisfied after the Closing by the party required to satisfy such condition:

[insert any such conditions and name of the party required to satisfy it]

3. Capitalized terms herein have the meaning assigned to them in the Stock Exchange Agreement.

For the purposes herein set forth, the parties have executed this Memorandum at the date and time written above.

[Corporate Seal]	Integrated Freight Systems, Inc.

Attest:	By: _____________________________
Paul A. Henley, President

_______________, Secretary

[Corporate Seal]	Morris Transportation, Inc.

Attest:	By: _____________________________
Mark Morris, President

_______________, Secretary

_________________________________

Mark Morris

Page 20 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

THE TERMS OF “TREATMENT OF CONFIDENTIAL INFORMATION” ARE TO BE NEGOTIATED SUBSEQUENT TO THE EXECUTION OF THE STOCK EXCHANGE AGREEMENT AND PRIOR TO CLOSING

EXHIBIT “D”

Treatment of Confidential Information

The mutual objective of the parties under the Stock Exchange Agreement to which this Exhibit “D” is attached and incorporated by reference is to provide appropriate protection for Confidential Information while exchanging Confidential Information (defined below) for the parties’ mutual benefit and maintaining their ability to conduct their respective business activities. Each party agrees the following terms apply when a party (the “Discloser”) discloses information to the other (the “Recipient”) under this Agreement. The consideration for this Agreement is the disclosures which a party makes to the other in reliance on this Agreement.

1. Each party agrees and acknowledges that many of the other’s Confidential Information (as described below) is considered to be trade secrets, confidential, proprietary and not readily accessible to the public. Each party believes that its own Confidential Information represents a legitimate, valuable and protectible interest and gives it a competitive advantage, which otherwise would be lost if its Confidential Information was improperly disclosed or revealed.

2. The Recipient shall not, at any time without the express written permission of the Discloser, disclose the Discloser’s Confidential Information directly or indirectly to any person or entity, except the Recipient may disclose the Confidential Information to the Recipient’s Employees, Contractors and Agents (as defined below) during the term of this Agreement if such Employees, Contractors and Agents have a need to know the Confidential Information in order to complete any purpose for which the Confidential Information is disclosed. The Recipient shall have entered into non-disclosure agreements with such Employees, Contractors, and Agents having obligations of confidentiality as strict as those herein prior to disclosure to such employees, contracts, and agents to assure against unauthorized use or disclosure. The Recipient shall not use or threaten to use Confidential Information in any way that is inconsistent with the provisions of this Agreement or contrary to the instructions or interests of the Discloser. The Recipient shall not, directly or indirectly, intentionally or negligently allow or assist others in using the Discloser’s Confidential Information in any way inconsistent with the provisions of this Agreement or contrary to the instructions or interests of the Discloser. The Recipient agrees not to use Confidential Information for its own benefit, unless specifically authorized so to do in writing by the Disclose.

3. Each party recognizes and acknowledges that the improper disclosure or use of the Discloser’s Confidential Information would cause irreparable injury to the Discloserby jeopardizing, compromising, and perhaps eliminating the competitive advance theDiscloser holds or may hold because of the existence and secrecy of the Confidential Information or would provide an unjustly obtained advantage to the Recipient. Thus, each party acknowledges and agrees that monetary damages shall not be a sufficient remedy for the Discloser in the event of any breach or threatened breach of this Agreement. Therefore, each party stipulates and warrants that in the event a Recipient breaches, or reasonably threatens to breach, this Agreement, the Discloser party shall be entitled, without waiving any other rights or remedies in law or in equity, to such injunctive and/or other equitable relief, without (a) having to show or prove irreparable harm as may be deemed proper by a court of competent jurisdiction and (b) the requirement imposed by the Court for posting bond which requirement is hereby specifically and knowingly waived.

Page 21 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

4. The Recipient agrees to use the same care and discretion to avoid improper disclosure, publication or dissemination of the Disclosure’s Confidential Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate, but in no event less than reasonable and prudent care.

5. As used in this Agreement the “Confidential Information” means all tangible and intangible information that is disclosed by the Discloser to the Recipient (either orally, or by visual inspection, and/or in writing), including but not limited to (a) currently available and planned products and services; (b) information regarding distributors, suppliers, developers, contractors and funding sources; (c) financial and management information; (d) product information; (e) research and/or development information; (f) information pertaining to actual and/or potential customers, suppliers, and/or strategic alliances; (g) information of a confidential or private nature relating to Employees and Agents (as defined below); (h) financial data and information; (i) business plans; (j) marketing materials and/or strategies; (k) legal matters, including current and/or potential contracts and/or litigation; (l) in-house e-mail, Internet, security, and/or other systems; (m) information received by the Discloser from third parties that the Discloser is obligated to treat as confidential; and/or (n) any and all information regarding the foregoing that the Discloser discloses to the Recipient. Failure to include a confidentiality notice on any materials disclosed to the Recipient shall not give rise to inference that the information disclosed is not confidential. Confidential Information disclosed to the Recipient by any parent corporation, subsidiary, agent and/or affiliated entities of the Discloser or by persons that owe the obligation of confidentiality to the Discloser, whether by contract or otherwise, is also covered by this Agreement.

“Employees and Agents” shall mean the employees, agents, representatives, consultants and independent contractors affiliated with each of us separately.

6. Confidential Information shall not include any information which the Recipient can, by clear and convincing evidence, establish:

(a) Is or subsequently becomes publicly available without the Recipient’s breach of any obligation owed to the Discloser under this Agreement;

(b) Was rightfully in the possession of or known to the Recipient prior to the Discloser’s disclosure of such information to the Recipient, as evidenced by documentation on record at the time of disclosure;

(c) Became known to the Recipient from a source independent from the Discloser and such independent source did not breach an obligation of confidentiality owed to the Discloser;

(d) Was independently developed by the Recipient without any breach of this Agreement; or

(e) Was originally disclosed as Confidential Information hereunder but which the Discloser thereafter authorizes the Recipient to use and/or disclose, and such authorization is in writing which is signed by authorized representatives of the parties;

(f) Becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale; or

(g) Is transmitted by a party after receiving written notification from the other party that it does not desire to receive any further Confidential Information.

Page 22 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

The Receiving Party may disclose Confidential Information nevertheless pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party (i) prior written notice of such obligation; and (ii) the opportunity to oppose such disclosure or obtain a protective order.

7. The Recipient shall notify the Discloser immediately upon discovery of any unauthorized disclosure of the Confidential Information, or any other breach of this Agreement by the Recipient and/or the Recipient’s Employees and/or Agents, and will cooperate with the Discloser in every reasonable way at the Recipient’s sole cost and expense to prevent its further unauthorized disclosure and/or further breach of this Agreement.

8. neither this Agreement nor any disclosure of Confidential Information hereunder grants the Recipient any rights or license under any trademark, copyright or patent now or hereafter owned or controlled by the Discloser.

9. The Recipient acknowledges and agrees that its limited right to evaluate the Discloser’s Confidential Information shall immediately expire at the completion of the purpose for which the Confidential Information is delivered, if this Agreement is not terminated earlier and then, in that event, the Recipient’s right to evaluate such Confidential Information shall immediately terminate. The Recipient therefore agrees to return any and all Confidential Information of the Discloser that is in a tangible form, including all originals, copies reproductions, and summaries thereof, to the Discloser within five business days of the date this Agreement expires or is terminated, whichever occurs first, or upon the Discloser’s request, and to also completely erase and destroy any and all copies of all portions of any and all software comprising the Confidential Information in its possession and/or under its responsibility or control which may have been loaded onto the computers of the Recipient and/or its Employees and Agents.

10. This Agreement shall continue from the date last written below until terminated by either party by giving thirty days’ written notice to the other party of its intent to terminate this Agreement. Information disclosed pursuant to this Agreement will be subject to the terms of this Agreement for five years following the termination of this Agreement.

11. The terms of confidentiality under this Agreement shall not be construed to limit either party’s right to independently develop or acquire products without use of the other party’s Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement prohibit the Receiving Party from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. Further, either party shall be free to use for any purpose the “residuals,” provided that such party shall not use in any manner information that is considered Confidential Information under this Agreement and shall maintain the confidentiality of the Confidential Information as provided herein. The term “residuals” means ideas, concepts, know-how or techniques that may be generated, developed or conceived by the Receiving Party in connection with reviewing the Confidential Information and in no circumstance shall “residuals” be deemed to include Confidential Information. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

Page 23 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

12. The Receiving Party shall not remove, overprint or deface any notice of confidentiality, copyright, trademark, logo, legend, or other notices of ownership or confidentiality from any originals or copies of Confidential Information it obtains from the Disclosing Party.

13. CONFIDENTIAL INFORMATION IS PROVIDED “AS IS” WITH ALL FAULTS. IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION. None of the Confidential Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the infringement of trademarks, patents, copyrights; any right of privacy; or any rights of third persons.

14. The parties acknowledge that the Confidential Information disclosed by each of them under this Agreement may be subject to export controls under the laws of the United States. Each party shall comply with such laws and agrees not to knowingly export, re-export or transfer Confidential Information of the other party without first obtaining all required United States or other governmental authorizations or licenses.

15. The parties hereto are independent contractors. Neither this Agreement nor any right granted hereunder shall be assignable or transferable by operation of law or otherwise. Any such purposed assignment shall be void.

Page 24 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

EXHIBIT “E”

AGREEMENT NOT TO COMPETE

THIS AGREEMENT NOT TO COMPETE, made and entered into as of _________ ___, 2008, by and between Integrated Freight Systems, Inc., a Florida corporation, (“IFSI”) and Morris Transportation, Inc., a Michigan corporation, (jointly and severally, the “Benefited Party(ies)”), and Mark Morris (the “Restricted Party”).

W I T N E S S E T H :

WHEREAS, IFSI has exchanged the issued and outstanding equity securities of MTI pursuant to a Stock Exchange Agreement dated as of _________, 2008; and

WHEREAS, MTI is wholly owned by Mr. Morris who personally benefits from such exchange; and

WHEREAS, the Benefited Parties have required as a condition for the exchange of MTI’s Securities, as defined in the Stock Exchange Agreement that the Restricted Party enter into this Agreement Not To Compete as a means of protecting the value of MTI; and

NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, as follows:

ARTICLE I

PRELIMINARY MATTERS

Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.

Section 1.02. Use of words and phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words “herein,” “hereby,” “hereunder,” “hereof,” “herein before,” “hereinafter” and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word “and” shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

Section 1.03. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

Section 1.04. Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term “month” shall mean a period of thirty days and the term “year” shall mean a period of 360 days, except that the terms “calendar month” and “calendar year” shall mean the actual calendar period indicated. If any day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.

Page 25 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Section 1.05. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions

ARTICLE II

COVENANTS

Section 2.01. Restrictive Covenant. The Restricted Party shall not enter into or engage in any business in competition with the business of MTI or as it may be conducted in the future by MTI (the “Protected Business”) either as an individual on his own account, or as a partner, joint venturer, employee, agent, or consultant for any person, or as a director, officer or stockholder (other than as a passive investor) of a corporation or other enterprise, or otherwise, in the territory served by such business during the term of and for a period of one year after the date of the Restricted Party’s termination of employment by IFSI or MTI. The parties acknowledge that even though the Restricted Party has been engaged as the founder, owner and employee of MTI, the Restricted Party acknowledges that (a) he believes he will be able to engage in a livelihood apart from the activities which are prohibited by this Agreement during the specified period, (b) the value and expected future value of the consideration received under the Stock Exchange Agreement dated ____, 2008 is sufficient compensation for his agreements hereunder for the duration of this Agreement and (c) the value and expected future value of the consideration received under the Stock Exchange Agreement dated ____, 2008 is expected to be sufficient to provide for his personal needs for the duration of this Agreement.

Section 2.02. Enforcement. It is agreed by the parties that this covenant on the part of the Restricted Party may be enforced against the Restricted Party (a party engaged in the breach being the “Breaching Party”), by injunction, without requirement imposed by the Court for posting bond which the Restricted Party hereby specifically and knowingly waives, as well as by all other legal remedies available to the Benefited Party. It is agreed by the parties that if any portion of this covenant not to compete is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographical area so that a lesser period or geographical area shall remain effective so long as the court determines the same is not unreasonable, arbitrary, or against public policy. The existence of any claim or cause of action of the Restricted Party against the Benefited Parties, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Benefited Parties of this covenant.

Section 2.03. Liquidated damages. It is agreed by the parties that in the event of breach by the Restricted Party of the covenants and agreements herein contained that, as liquidated damages, the Benefited Parties shall be entitled to recover from the Breaching Party attorneys’ fees and costs, including attorneys’ fees on appeal together with, at its election, either (i) the consideration paid to Breaching Party for the covenants and agreements herein contained, or if the breaching party has sold all or part of the non monetary consideration, then the non monetary consideration the Breaching Party has not sold and the gross price at which the Breaching Party sold the balance of the non monetary consideration or (ii) the gross revenues billed by the Breaching Party or any entity owned or controlled (entirely or partially) by the Breaching Party or by any entity employing the Breaching Party for goods and services in competition with the Protected Business, such liquidated damages being for lost business, damage to reputation and bad faith on the part of the Breaching Party and not a penalty.

Page 26 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Section 2.04. Preservation of business. The Restricted Party, during the period of this Agreement will not engage in any conduct, nor encourage others to engage in any conduct detrimental to the Protected Business and shall not commit any act, or in any way assist others to commit any act, which will injure such Protected Business and will not divulge any confidential information or make available to any others any documents, files or other papers concerning the Protected Business or financial performance of the Protected Business.

Section 2.05. Release and termination. In the event the Benefited Parties permanently cease conducting the Protected Business, the Restricted Party shall be released from this Agreement and this Agreement shall terminate.

ARTICLE III

CONSIDERATION FOR COVENANTS

Section 3.01. Initial consideration. As consideration for the covenants set forth in Article II, at the execution of this Agreement, IFSI will deliver 750,000 shares of its common stock to the Restricted Party or on his order and pay twelve months thereafter the sum of $100,000 (as adjusted pursuant to the Stock Exchange Agreement between IFSI and the Restricted Party dated ______, 2008).

ARTICLE IV

MISCELLANEOUS

Section 4.01. Effective date. The effective date of this Agreement shall for all purposes be the date set forth in first paragraph hereof notwithstanding a later actual date of execution by any individual party.

Section 4.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties, except for the Stock Exchange Agreement among certain of the parties.

Section 4.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Section 4.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

Section 4.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the other party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

Page 27 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

Section 4.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

Section 4.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

Section 4.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

Section 4.09. Arbitration. Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than suit for injunctive relief which can be granted only by a court of competent jurisdiction, shall be settled by binding arbitration in Ashley County, Arkansas by a panel of three arbitrators in accordance with the rules of the American Arbitration Association; provided, that the rules of discovery of Circuit Court in and for Ashley County, Arkansas with jurisdiction of the situs of the arbitration shall apply and requests for discovery in accordance therewith shall be enforceable upon application to such court. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.

Section 4.10. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to arbitration as provided in Section 5.09 or which seeks injunctive relief shall be brought and enforced in the courts of the State of Arkansas in and for Ashley County, Arkansas, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

Section 4.11. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Arkansas applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

Page 28 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

_____________________________

Mark Morris

[Corporate Seal]	Integrated Freight Systems, Inc.
Attest:	By: _____________________________

Paul A. Henley, President

Secretary

[Corporate Seal]	Morris Transportation, Inc.

Attest:	By: _____________________________

Paul A. Henley, Director

Page 29 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201

INDEX TO DISCLOSURE SCHEDULES

STOCK EXCHANGE AGREEMENT

AMONG INTEGRATED FREIGHT SYSTEMS, INC., MARK MORRIS AND MORRIS TRANSPORTATION, INC.

DATED ________, 2008

THE DISCLOSURE SCHEDULES WILL BE PROVIDE SUBSEQUENT TO THE EXECUTION OF THE STOCK EXCHANGE AGREEMENT AND PRIOR TO CLOSING

Schedule A	Subsidiaries of Morris Transportation, Inc.
Schedule B	Exceptions to warranties and representations in §4.01(__)
Schedule C
Schedule D
Schedule E
Schedule F	Mark Morris Employment agreement
Schedule G

Page 30 of a 15 page Agreement, plus Exhibits and Schedules

5512854.2 28947/118201